Exhibit 99.1

This Statement on Form 4 is filed jointly by Vector Acquisition Partners, L.P. and Vector Capital Partners V, Ltd. The principal business address of each of these reporting persons is One Market Street, Steuart Tower, 23rd Floor, San Francisco, CA 94105.

Name of Designated Filer: Vector Acquisition Partners, L.P.

Date of Event Requiring Statement: October 20, 2020

Issuer Name and Ticker or Trading Symbol: Vector Acquisition Corporation (NASDAQ: VACQ)

VECTOR ACQUISITION PARTNERS, L.P.

By:	Vector Capital Partners V, Ltd.,
its general partner

By:	/s/ Alex Slusky
Name:	Alex Slusky
Title:	Authorized Signatory

VECTOR CAPITAL PARTNERS V, LTD.

By:	/s/ Alex Slusky
Name:	Alex Slusky
Title:	Authorized Signatory